SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VANGUARD INDEX FUNDS

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

STATE OF DELAWARE	SEE BELOW

(STATE OF INCORPORATION OF ORGANIZATION)	(IRS EMPLOYER
IDENTIFICATION NO.)

C/O VANGUARD INDEX FUNDS
P.O. BOX 2600
VALLEY FORGE, PA	19482
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:	Exchange	I.R.S. Employer
Identification Number
Vanguard Total Stock Market ETF	NYSE Arca, Inc.	23-2671505
Vanguard Extended Market ETF	NYSE Arca, Inc.	23-2482430
Vanguard Large-Cap ETF	NYSE Arca, Inc.	20-0147634
Vanguard Growth ETF	NYSE Arca, Inc.	23-2695174
Vanguard Value ETF	NYSE Arca, Inc.	23-2695173
Vanguard Mid- Cap ETF	NYSE Arca, Inc.	23-2952932
Vanguard Mid-Cap Growth ETF	NYSE Arca, Inc.	20-5062816
Vanguard Mid-Cap Value ETF	NYSE Arca, Inc.	20-5062885
Vanguard Small-Cap ETF	NYSE Arca, Inc.	52-0794097
Vanguard Small-Cap Growth ETF	NYSE Arca, Inc.	23-2953099
Vanguard Small-Cap Value ETF	NYSE Arca, Inc.	23-2953110

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 2-56846

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

Reference is made to the Registrant's Post-Effective Amendment Nos. 112 and 113, filed on April 29, 2008, to the Registration Statement on Form N-1A (Securities Act file number 2-56846 and Investment Company Act file number 811-2652, respectively (collectively, the "Registration Statement")), which is incorporated herein by reference.

ITEM 2. EXHIBITS

1.  Registrant's Amended and Restated Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registration Statement.

2. Registrant's By-Laws, incorporated herein by reference to Exhibit (b) to the	Registration Statement.

3. Form of Global Certificate for the Registrant's Securities is filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VANGUARD INDEX FUNDS

DATE: September 15, 2008	By:	/s/ Arthur S. Gabinet
Arthur S. Gabinet
Assistant Secretary